EXHIBIT 24.3.8.




                          INDEPENDENT AUDITORS' CONSENT

                                       OF

                          MENDOZA BERGER & COMPANY, LLP


                               DATED MARCH 1, 2004

                           MENDOZA bERGER COMPANY, LLP
                          Certified Public Accountants






                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of MSTG Solutions, Inc., a Nevada corporation, on Form SB-2 - Amendment No. 7 of our report, dated November 15, 2002, except Notes 3, 5 and 6, which are dated February 27, 2003, and Notes 2, 7, and 9, which are dated August 5, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/  Mendoza Berger & Company, LLP
----------------------------------


MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
June 4, 2004